UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2026

CO-DIAGNOSTICS, INC.

(Exact name of small business issuer as specified in its charter)

Utah	1-38148	46-2609363
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109

(Address of principal executive offices)

(801) 438-1036

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CODX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

The information contained in Item 8.01 of this Current Report on Form 8-K (this “Current Report”), to the extent required, is incorporated into this Item 2.02 by reference.

Item 8.01. Other Events.

Nasdaq Matters

On March 9, 2026, Co-Diagnostics, Inc. (the “Company”) was formally notified by The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has demonstrated compliance with the $1.00 bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) and all other applicable criteria for continued listing on The Nasdaq Capital Market. Accordingly, the Company’s securities will resume trading on Nasdaq effective with the open of the market on March 11, 2026, and the previously disclosed listing matter before the Nasdaq Hearing Panel (the “Panel”) has been closed.

The Panel has imposed a Discretionary Panel Monitor for a period of one year, through March 9, 2027. If during the monitoring period, the Company’s closing bid price falls below $1.00 per share for 30 consecutive business days, the Company will not be eligible for a 180-day compliance period otherwise available under the Nasdaq Listing Rules. Rather, Nasdaq would issue a delist determination, which the Company could then appeal by requesting a hearing before the Panel. Such request would stay any further action by Nasdaq pending the conclusion of the hearing process.

December 31, 2025 Cash and Cash Equivalents

The Company is providing the following information about its preliminary cash and cash equivalents as of December 31, 2025. Based upon preliminary estimates and currently available information, the Company estimates that its cash and cash equivalents were approximately $11.9 million as of December 31, 2025. This amount is unaudited and preliminary and is subject to completion of the Company’s financial closing procedures. As a result, this amount may differ from the amount that will be reflected in the Company’s consolidated financial statements as of and for the year ended December 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

Date: March 10, 2026	By:	/s/ Brian Brown
	Name:	Brian Brown
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)